As filed with the Securities and Exchange Commission on March 17, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

MoneyLion Inc.

(Exact name of registrant as specified in its charter)

Delaware	85-0849243
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

30 West 21st Street, 9th Floor
New York, NY 10010
(212) 300-9865
 (Address of Principal Executive Offices, including Zip Code)

MoneyLion Inc. Amended and Restated Omnibus Incentive Plan
MoneyLion Inc. 2021 Employee Stock Purchase Plan
 (Full title of the plans)

Richard Correia
President, Chief Financial Officer and Treasurer
30 West 21st Street, 9th Floor
New York, NY 10010
(212) 300-9865

(Name, address and telephone number, including area code, of agent for service)

Copies of all correspondence to:

Adam Kaminsky
Davis Polk & Wardwell LLP

450 Lexington Avenue
New York, NY 10017

(212) 450-4000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

REGISTRATION OF ADDITIONAL SHARES PURSUANT TO GENERAL INSTRUCTION E

This Registration Statement on Form S-8 (the “Registration Statement”) has been prepared and filed pursuant to and in accordance with the requirements of General Instruction E to Form S-8 for the purpose of registering (a) 14,162,820 additional shares of Class A common stock, par value $0.0001 per share (the “Class A Common Stock”), of MoneyLion Inc. (the “Registrant”) pursuant to the provision of the MoneyLion Inc. Amended and Restated Omnibus Incentive Plan (the “Plan”) that provides for an automatic annual increase in the number of shares reserved for issuance thereunder, and (b) 3,864,012 additional shares of Class A Common Stock pursuant to the provision of the MoneyLion Inc. 2021 Employee Stock Purchase Plan (the “ESPP”) that provides for an automatic annual increase in the number of shares reserved for issuance thereunder.

Pursuant to General Instruction E, the contents of the Registration Statements on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on November 24, 2021 (Registration No. 333-261360) and July 13, 2022 (Registration No. 333-266119), including the documents incorporated by reference therein, are incorporated by reference into this Registration Statement, except as supplemented by the information set forth below.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Item 1 and Item 2 of Part I of Form S-8 will be sent or given to participants as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”). In accordance with the rules and regulations of the Commission and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents are incorporated herein by reference:

(a)	The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2022, filed with the Commission on March 16, 2023 (File No. 001-39346); and

(b)	The description of the Registrant’s capital stock, which is filed as Exhibit 4.3 in the Registrant’s Annual Report on Form 10-K referred to in clause (a) above, including any amendment or supplements thereto.

In addition, all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, are incorporated by reference in this Registration Statement and are a part hereof from the date of filing of such documents; except as to any portion of any future annual or quarterly report to stockholders or document or current report furnished under current Items 2.02 or 7.01 of Form 8-K that is not deemed filed under such provisions. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

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Item 8. Exhibits.

Exhibit Number	Exhibit Description
5.1*	Opinion of Davis Polk & Wardwell LLP.
23.1*	Consent of RSM US LLP, independent registered public accounting firm to MoneyLion Inc.
23.2*	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.1)
24.1*	Powers of Attorney (included in the signature pages hereto)
99.1	MoneyLion Inc. Amended and Restated Omnibus Incentive Plan (incorporated herein by reference to Exhibit 10.2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-260254), filed on July 1, 2022).
99.2	MoneyLion Inc. 2021 Employee Stock Purchase Plan (incorporated herein by reference to Exhibit 10.4 to the Registrant’s Current Report on Form 8-K (File No. 001-39346), filed on September 28, 2021).
107*	Filing Fee Table.

*	Filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 17th day of March, 2023.

MONEYLION INC.

By:	/s/ Diwakar Choubey
	Name:	Diwakar Choubey
	Title:	Chief Executive Officer

POWER OF ATTORNEY

Each of the undersigned, whose signature appears below, hereby constitutes and appoints each of Diwakar Choubey and Richard Correia, his or her true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments to this registration statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with respect to this registration statement or any amendments hereto in the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ Diwakar Choubey	Chief Executive Officer and Director	March 17, 2023
Diwakar Choubey	(Principal Executive Officer)

/s/ Richard Correia	President, Chief Financial Officer and Treasurer	March 17, 2023
Richard Correia	(Principal Financial Officer)

/s/ Mark Torossian	Chief Accounting Officer	March 17, 2023
Mark Torossian	(Principal Accounting Officer)

/s/ John Chrystal	Chair of the Board	March 17, 2023
John Chrystal

/s/ Chris Sugden	Director	March 17, 2023
Chris Sugden

/s/ Jeffrey Gary	Director	March 17, 2023
Jeffrey Gary

/s/ Lisa Gersh	Director	March 17, 2023
Lisa Gersh

/s/ Matt Derella	Director	March 17, 2023
Matt Derella

/s/ Michael Paull	Director	March 17, 2023
Michael Paull

/s/ Annette Nazareth	Director	March 17, 2023
Annette Nazareth

/s/ Dwight L. Bush	Director	March 17, 2023
Dwight L. Bush

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